Exhibit 99.1

CEO Remarks

Good morning, and welcome to the Ally Financial annual stockholders meeting. I’m Jeff Brown, Chief Executive Officer. It’s a pleasure to speak with you today.

2017 was an exceptional year for our company. We made substantial progress in expanding and diversifying the products we offer our customers, while growing deposits, maintaining our leading position in auto finance, and delivering strong financial results. And I’m pleased the market acknowledged the successful year we had, with stockholders seeing a 56%* total return on Ally stock in 2017 – among the best in banking.

This morning, I’ll talk about our financial and operational accomplishments while providing my perspective on our strategy going forward.

Financially, we had a number of achievements in 2017, driven by strong risk-adjusted returns in the auto finance business, efficient capital management, and further progress optimizing our funding structure by growing deposits and the structural roll-down of high cost debt.

•	Adj. EPS[1,2] increased 11% to $2.39 while total net revenue increased $328 million to $5.8 billion, both the highest since our IPO

•	We saw record annual deposit growth of $14.2 billion, while growing our retail deposit customer base 16% to more than 1.4 million strong

•	Adj. Tangible Book Value per share[1,3] grew nearly $2 to more than $28; and up more than $6 since our IPO

•	We deployed over $930 million of capital through share buybacks and dividends, repurchasing 34 million shares and reducing our outstanding share count by 6.4%

Additionally, we achieved a significant milestone on the regulatory front when the Federal Reserve released Ally Bank from certain legacy capital and liquidity requirements, including the commitment to maintain a tier 1 leverage ratio of at least 15%. This was a very meaningful development, allowing us to manage our capital and funding much more efficiently. When given an opportunity to compete on a level playing field, I’m very confident in what we can bring to the table, and this regulatory normalization allowed us to do exactly that – compete on the same basis as other banks.

Operationally, we made progress in executing on our strategic objectives, including optimizing our auto finance business, growing our customer base, and building out our new product offerings.

Our auto finance business reached an inflection point in 2017, as our transition to a diversified full credit spectrum retail auto loan mix was largely completed. During this transition, we focused on optimizing risk-adjusted returns, with Estimated Retail Auto Originated Yield4 up 42 basis points in 2017, while the weighted average FICO score on new retail originations also increased – demonstrating our ability to maintain credit discipline while leveraging our leading platform to book business that makes sense for us and is good for our customers. In fact, last year, we helped nearly 1.2 million retail customers finance the purchase of a vehicle.

Our commercial auto finance portfolio serves more than 18,000 dealers across all 50 states and we saw the yield on that portfolio increase by 46 basis points while registering the sixth consecutive year in which portfolio losses were less than or equal to one basis point.

Our auto finance business continues to position itself for the future, entering into agreements and relationships with emerging online entrants while expanding our digital and direct-to-consumer capabilities with the rollout of Clearlane. The adaptability and resilience of our auto finance franchise is second to none, and we’ve consistently demonstrated the ability to face a challenge, find a solution, and execute on a plan. In the course of a little more than 4 years, we had two OEM exclusivity agreements expire and a large portion of our lease business internalized with a competitor, yet today we stand stronger and more diversified than ever. Our proven ability to innovate and leverage our deep industry experience to

*	Total return reflects 2017 Ally stock price appreciation plus dividends, assuming dividends are reinvested in Ally stock.

(1)	The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for U.S. GAAP measures: Adjusted Earnings per Share (Adj. EPS) and Adjusted Tangible Book Value per Share (Adj. Tangible Book Value per Share). These measures are used by management and we believe are useful to investors in assessing the company’s operating performance and capital. See Financial Reconciliations for calculation methodology and details.

(2)	Adjusted earnings per share (Adj. EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See Financial Reconciliations for calculation methodology and details.

(3)	Adjusted tangible book value per share (Adj. Tangible Book Value per Share or Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if tax-effected Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. See Financial Reconciliations for calculation methodology and details.

(4)	Estimated Retail Auto Originated Yield is a forward-looking non-GAAP financial measure determined by calculating the estimated average annualized yield for loans originated during the period.

serve our customers at the highest level gives me confidence we’ll continue to find success as the auto ecosystem evolves and new trends emerge.

Away from auto finance, our deposits business had another terrific year. This franchise is foundational to our customer acquisition strategy and I’m very proud that we grew retail deposits by $11.3 billion while adding nearly 200 thousand retail deposit customers in 2017. These accomplishments are even more impressive given the competitive dynamics of the deposit market, and are clear proof that our brand and value proposition resonate with customers. Since we created Ally Bank back in 2009, we’ve continuously innovated and improved the customer experience, but our core approach has remained unchanged. We offer:

•	Transparency

•	Simplicity

•	Competitive rates; and

•	Exceptional customer service

Our ability to consistently deliver this value proposition across products will be important as we expand and grow our consumer and commercial product offerings. Entering new channels and introducing new products are not easy and we will continuously learn and adapt, as we’ve always done. The seeds have been planted in mortgage, wealth management and credit card, allowing us to do more for our customers, and we see opportunities for these products to grow more meaningfully in 2018, particularly wealth management and mortgage. On the commercial side, our corporate finance business introduced new industry verticals in 2017, which contributed to growing pre-tax earnings by 60% year-over-year, and we see attractive opportunities for that business as well.

Overall, I was very pleased with our financial and operational performance in 2017 and I’m energized to build upon this momentum in 2018. It’s an exciting time for Ally. We’ve created the model for what a customer-centric digital bank should look like, and as we build scale in our products, grow the customer base, and further improve profitability, I’m confident we’ll continue to drive attractive returns for our stockholders.

Before I wrap up, I’d like to spend a minute on our culture. Ally is a diverse and inclusive company where people want to work, and I think that’s a big reason why Ally is a company where people want to bank. We have a strong and distinctive culture focused on “doing it right” that attracts great talent, and we’ve received a number of accolades that reflect that, including “Best Bank to Work For” and “Best Companies to work for Women and Millennials.” And just a few weeks ago, we were named “Best Company to Work for in Detroit,” a city that has been integral to the heritage of this company and a community that we’re deeply committed to. The passion and diligence I see from our associates every day is humbling and I am privileged to lead an organization with such wonderful talent.

In closing, I want to thank our 8,000+ associates across the country for their dedication and commitment to ‘doing it right’ day in and day out, as well as my fantastic leadership team for their tireless efforts in guiding the strategic direction of this company. I’d also like to thank the board of directors for the service and invaluable advice they provide.

Lastly, I’d like to thank our valued stockholders for their continued support as we build the preeminent digital bank.

I am honored to be CEO of this great company and couldn’t be more excited about our future.

Thank you.

Financial Reconciliations

Adjusted Earnings per Share ("Adjusted EPS")
		FY 2017	FY 2016
Numerator ($ millions)
GAAP net income attributable to common shareholders		$929	$1,037
less: Discontinued operations, net of tax		(3)	44
add back: Core OID		71	59
add back: Repositioning Items		—	11
less: Core OID & repositioning tax (tax rate 35% starting 1Q16; 34% prior)		(25)	(24)
Significant discrete tax items		119	(84)
Series A Actions		—	1
Core net income attributable to common shareholders	[a]	$1,091	$1,043

Denominator
Weighted-average common shares outstanding - (Diluted, thousands)	[b]	455,350	482,182
Adjusted EPS	[a] / [b]	$2.39	$2.16

Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) adds back tax-effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, (4) excludes certain discrete tax items that do not relate to the operating performance of the core businesses, and (5) adjusts for preferred stock capital actions (e.g., Series A) that have been taken by the company to normalize its capital structure.

Adjusted Tangible Book Value per Share ("Adjusted TBVPS")		QUARTERLY TREND
		4Q 17	4Q 16	2Q 14
Numerator ($ billions)
GAAP shareholder's equity		$13.5	$13.3	$14.9
less: Preferred equity		—	—	(1.3)
GAAP Common shareholder's equity		$13.5	$13.3	$13.6
less: Goodwill and identifiable intangibles, net of DTLs		(0.3)	(0.3)	(0.0)
Tangible common equity		13.2	13.0	13.6
less: Tax-effected Core OID balance (21% tax rate starting 4Q17, 35% starting 1Q16; 34% prior)		(0.9)	(0.8)	(0.9)
less: Series G discount		—	—	(2.3)
Adjusted tangible book value	[a]	$12.3	$12.2	$10.3

Denominator
Issued shares outstanding (period-end, thousands)	[b]	437,054	467,000	479,773

Metric
GAAP shareholder's equity per share		$30.9	$28.5	$31.0
less: Preferred equity per share		—	—	(2.6)
GAAP common shareholder's equity per share		$30.9	$28.5	$28.4
less: Goodwill and identifiable intangibles, net of DTLs per share		(0.7)	(0.6)	(0.1)
Tangible common equity per share		30.2	27.9	28.3
less: Tax-effected Core OID balance (21% tax rate starting 4Q17, 35% starting 1Q16; 34% prior) per share		(2.1)	(1.7)	(2.0)
less: Series G discount per share		—	—	(4.9)
Adjusted tangible book value per share	[a] / [b]	$28.1	$26.2	$21.5

Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. Adjusted TBVPS generally adjusts common equity for (1) goodwill and identifiable intangibles, net of DTLs, (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered and (3) Series G discount which reduces tangible common equity as the company has normalized its capital structure.

Note: in December 2017 tax-effected Core OID balance was adjusted from a statutory U.S. Federal tax rate of 35% to 21% (“rate”) as a result of changes to U.S. tax law. The adjustment conservatively increased the tax-effected Core OID balance and consequently reduced Adjusted TBVPS as any acceleration of the non-cash charge in future periods would flow through the financial statements at a 21% rate versus a previously modeled 35% rate.

Original Issue Discount Amortization Expense	QUARTERLY TREND
($ millions)	4Q 17	4Q 16	2Q 14

Core OID amortization expense (1)	$19	$15	$46
Other original issue discount expense	5	6	4
GAAP original issue discount expense	$24	$21	$50

Outstanding Original Issue Discount Balance	QUARTERLY TREND
($ millions)	4Q 17	4Q 16	2Q 14

Outstanding Core OID Balance	$(1,178)	$(1,249)	$(1,434)
Other outstanding original issue discount balance	(57)	(77)	(57)
GAAP outstanding original issue discount balance	$(1,235)	$(1,326)	$(1,491)

(1) Excludes accelerated OID

Core original issue discount (Core OID) amortization expense is a non-GAAP financial measure for OID, primarily related to bond exchange OID which excludes international operations and future issuances.

Core outstanding original issue discount balance (Core OID balance) is a non-GAAP financial measure for outstanding OID, primarily related to bond exchange OID which excludes international operations and future issuances.

Forward-Looking Statements

The foregoing remarks and any related communications should be read in conjunction with the financial statements, notes, and other information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

The foregoing remarks and any related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as our statements about targets and expectations for various financial and operating metrics. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2017, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our “SEC filings”). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings.

The foregoing statements and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the foregoing statements.

Our use of the term “loans” describes all of the products associated with our direct and indirect lending activities. The specific products include loans, retail installment sales contracts, lines of credit, leases, and other financing products. The term “lend” or “originate” refers to our direct origination of loans or our purchase or acquisition of loans.